Exhibit 10.24

AMENDMENT No. 3 TO PROMISSORY NOTE

This Amendment No. 3 to the Promissory Note, originally dated September 1, 2010 (the “Note”), previously amended February 11, 2011 and May 31, 2011 (the “Amendments”), is entered into as of the 29th day of July, 2011, by and between CMS Acquisition, LLC (“CMS”) and CleanTech Biofuels, Inc. (“CTB”).

WHEREAS, the Note is secured by the CTB owned U.S. Patent No. 6,306,248 pursuant to a Security Agreement dated as of September 1, 2010, between CMS and CTB (the “Security Agreement”);

WHEREAS, a payment of $25,000 was made on February 11, 2011 for interest to date and principal, by CTB on the Note;

WHEREAS, as of May 16, 2011, the rate to accrue interest increased to 10.0% per annum (from 9.0% per annum); and

WHEREAS, the parties wish to amend the terms of the Note as set forth below.

NOW THEREFORE, the parties hereto agree as follows:

1.	The Maturity Date, as defined in the Amendments, shall be changed to October 15, 2011 from July 15, 2011.

2.	All remaining terms and conditions of the Note and Security Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, CTB and CMS have caused this Amendment No. 3 to the Note to be executed and delivered by their duly authorized officers as of the day and year set forth above.

CLEANTECH BIOFUELS, INC.

By:	/s/
Name: Edward P. Hennessey
Title: CEO

CMS Acquisition, LLC

By:
Name:
Title: